Exhibit 10.2

FORM OF

SERVICE-BASED RESTRICTED SHARE AWARD AGREEMENT

This CLASS A SERVICE-BASED RESTRICTED SHARE AWARD AGREEMENT (this “Award Agreement”), dated as of [•], is made by and between Sculptor Capital, LP (“SC”), Sculptor Capital Advisors LP (“SCA”), and Sculptor Capital Advisors II LP (“SCAII,” and together with SC and SCA, the “Operating Partnerships”), and [•] (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Och-Ziff Capital Management Group LLC 2013 Incentive Plan (the “Plan”) or if not defined therein, the Amended and Restated Agreement of Limited Partnership of the applicable Operating Partnership dated as of February 7, 2019 (as amended, modified, supplemented or restated from time to time, the “Partnership Agreements”). Where the context permits, references to any Operating Partnership shall include any successor to such Operating Partnership.

1. Grant of Restricted Shares.

(a) Subject to all of the terms and conditions of this Award Agreement, the Plan, and the Partnership Agreements, the Operating Partnerships hereby grant to the Participant [•] Class A service-based Restricted Shares (the “Restricted Shares”) in Sculptor Capital Management, Inc. (the “Company”).

(b) For purposes of this Award Agreement, “Partner Agreement” means [•].

2. Vesting of the Restricted Shares; Dividends.

(a) The term “vest” as used herein with respect to any Restricted Share means the lapsing of the restrictions described herein with respect to such Restricted Share. Unless earlier terminated, forfeited, relinquished or expired, the Restricted Shares will vest in accordance with the vesting schedule set forth in Exhibit A hereto (the “Vesting Schedule”).

(b) The Restricted Shares shall have such rights with respect to dividends declared by the Company on Class A Shares (“Distributions”) as are carried by other Class A Shares; provided that any Distributions payable with respect to such Restricted Shares that have not met the Service Condition (as such term is defined in the Vesting Schedule) (“Eligible Shares”) at the time of the payment of such Distributions shall be paid to the Participant by issuing to the Participant a number of Class A Shares equal to (x) the aggregate Distributions payable with respect to the Eligible Shares divided by (y) the Fair Market Value of a Class A Share on the date (or the immediately preceding trading day as determined by the Administrator in its discretion) on which Distributions are otherwise paid to holders of vested Class A Shares (any such newly issued Class A Shares, “Dividend Equivalent Shares”). Dividend Equivalent Shares will be subject to the same Service Conditions as the Eligible Shares and shall only become vested if, when and to the extent such underlying Eligible Shares vest.

(c) Notwithstanding any provision of this Award Agreement to the contrary, during the period commencing on the “Recapitalization Date” (as defined in the Partnership Agreements) and ending upon the expiration of the “Distribution Holiday” (as defined in the Partnership Agreements), the amount of any Dividend Equivalent Shares, distributions, dividends or dividend equivalents that may become payable on any Restricted Shares then-held by the Participant shall not exceed $4.00 per Class A Share (as such amount may be equitably adjusted for stock splits and other capitalization changes) underlying each such Restricted Share cumulatively during the Distribution Holiday.

3. Evidence of Ownership of Shares; Restrictions.

(a) Any share certificate or other evidence of ownership of the Restricted Shares will be in the name of the Participant but will be held by the Operating Partnerships until such time (if ever) that the Restricted Shares vest. The Participant agrees that, upon request of the Operating Partnerships, he or she will deliver to the Operating Partnerships share powers or other instruments of transfer or assignment, duly endorsed in blank with signature guaranteed, corresponding to each certificate for Restricted Shares or distributions thereon. If the Participant shall fail to provide the Operating Partnerships with any such share power or other instrument of transfer or assignment, the Participant hereby irrevocably appoints the Chief Legal Officer of the Operating Partnerships as his or her attorney-in-fact, which appointment shall be deemed coupled with an interest, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Shares (or assignment of distributions thereon) on the books and records of the Company.

(b) The Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and shall be subject to a risk of forfeiture until vested in accordance with the terms of the Vesting Schedule and until any additional requirements or restrictions contained in this Award Agreement, the Plan and the Partner Agreement have been otherwise satisfied, terminated or expressly waived by the Operating Partnerships in writing; provided, however, that the foregoing shall not prohibit the assignment or transfer of any Restricted Shares to (i) a transferee of the Participant pursuant to the applicable laws of descent and distribution, (ii) a spouse or lineal descendant (whether natural or adopted) of the Participant, or (iii) a Related Trust (as such term is defined in the Partnership Agreements), in each case, subject to a risk of forfeiture until vested in accordance with the terms of the Vesting Schedule and until any additional requirements or restrictions contained in this Award Agreement, the Plan and the Partner Agreement have been otherwise satisfied, terminated or expressly waived by the Operating Partnerships in writing.

4. Tax Matters.

(a) As a condition to the grant and vesting of the Restricted Shares, the Participant acknowledges and agrees that the Participant is responsible for the payment of all income and employment taxes (and any other applicable taxes) payable in connection with the grant or vesting of, or otherwise in connection with, the Restricted Shares. The Operating Partnerships shall have the power and the right to require the Participant to remit to the Operating Partnerships such amount as is determined by the Operating Partnerships, consistent with the terms of the Plan, to satisfy all applicable federal, state, and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement. The Participant authorizes the Operating Partnerships and their respective Subsidiaries to withhold such amounts due hereunder from any payments otherwise owed to the Participant, but nothing in this sentence shall be construed as relieving the Participant of any liability for satisfying his obligations under the preceding provisions of this Section.

(b) The Participant acknowledges and agrees that the Participant shall not file, or cause to be filed, an election pursuant to Section 83(b) of the Code with respect to the grant of the Performance Shares.

(c) Promptly following any Vesting Date (as defined in Exhibit A), or earlier date when the Service Condition is met or deemed met under Exhibit A below, the Operating Partnerships, or the Company, shall have the right to acquire from the Participant Restricted Shares equal in value to the United States federal, state and local taxes expected to be incurred by the Participant with respect to the vesting of the Restricted Shares (upon delivery by the Participant to the Operating Partnerships of such documentation supporting the amount so owed as the Operating Partnerships may reasonably request).

5. Award Agreement Subject to Plan and Partnership Agreements. This Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Award Agreement, the Plan and the provisions of the Partner Agreement, the provisions of the Award Agreement shall govern.

6. No Rights to Continuation of Active Service. Nothing in the Plan or this Award Agreement shall confer upon the Participant any right to continue as a limited partner of, or otherwise in the employ or service of, the Operating Partnerships or any of its Subsidiaries or Affiliates, or shall interfere with or restrict the right of the Operating Partnerships or their respective Subsidiaries or Affiliates, as the case may be, to terminate the Participant’s active involvement at any time for any reason whatsoever, with or without cause.

7. Governing Law; Submission to Jurisdiction. This Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware. The Participant hereby submits to and accepts for himself or herself and in respect of his property, generally and unconditionally, the exclusive jurisdiction of the state and federal courts of the State of Delaware for any dispute arising out of or relating to this Award Agreement or the breach, termination or validity thereof. The Participant further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified or registered mail return receipt requested or by receipted courier service to the Participant at the address for the Participant in the books and records of the Operating Partnerships.

8. Award Agreement Binding on Successors. The terms of this Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, permitted transferees, assignees and successors in interest, and upon the Operating Partnerships and their respective successors and assignees, subject to the terms of the Plan.

9. No Assignment. Except as expressly set forth in this Award Agreement, neither this Award Agreement nor any rights granted herein shall be assignable by the Participant.

10. Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement or that may reasonably be required of the Participant by the Operating Partnerships, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

11. Severability. Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Award Agreement. Moreover, if one or more of the provisions contained in this Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

12. Entire Award Agreement. This Award Agreement, the Plan and the Partner Agreement contain the entire agreement and understanding among the parties as to the subject matter hereof.

13. Headings. Section headings (including those in Exhibit A attached hereto) are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

14. Counterparts. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

15. Amendment. Except as specifically provided in the Partner Agreement, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date first set forth above.

SCULPTOR Capital LP
By: Sculptor Capital Holding Corporation, its General Partner

By:
Name:	[•]
Title:	[•]

SCULPTOR Advisors LP
By: Sculptor Capital Holding Corporation, its General Partner

By:
Name:	[•]
Title:	[•]

SCULPTOR Advisors II LP
By: Sculptor Capital Holding Corporation, its General Partner

By:
Name:	[•]
Title:	[•]

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Award Agreement.

PARTICIPANT

Signature

Name:	[•]

Address:

RESTRICTED SHARE AWARD AGREEMENT

EXHIBIT A

1. General Vesting Schedule. Subject to Sections 2 and 3 below, one-third (1/3) of the Restricted Shares shall vest on each of the first three anniversaries of [•] (each, a “Vesting Date,” and such vesting condition, the “Service Condition”), provided that the Participant remains an Active Individual LP through the applicable Vesting Date (and has not resigned or provided notice of his or her resignation on or before such date). If the Participant ceases to be an Active Individual LP prior to the applicable Vesting Date, all of the Restricted Shares then held by the Participant shall be forfeited, except as otherwise provided in this Exhibit A.

2. Treatment upon Withdrawal. Upon a Withdrawal for any reason, (x) all Restricted Shares that have met the Service Condition shall be retained by the Participant and (y) any unvested Restricted Shares shall be treated as follows:

a. Withdrawal for Cause; Withdrawal due to Resignation. If the Participant is subject to a Withdrawal pursuant to clause (A) of Section 8.3(a)(i) (Cause) of the Partnership Agreements or has provided notice of the Participant’s intention to become subject to a Withdrawal pursuant to clause (C) of Section 8.3(a)(i) (Resignation) of the Partnership Agreements), all of the then-unvested Restricted Shares then held by the Participant shall be forfeited as of the date of such Withdrawal.

b. Withdrawal without Cause. If the Participant is subject to a Withdrawal without Cause (as defined in Exhibit E-1 of the Partnership Agreements), the Service Condition shall, subject to satisfaction of the release condition described in Section 4 of this Exhibit A, be deemed to be satisfied with respect to the Restricted Shares; provided, however, that the Restricted Shares which had not previously satisfied the Service Condition (without regard to the waiver contemplated herein) may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered until the previously scheduled Vesting Date(s).

c. Death or Disability. In the event of the Participant ceases to be an Active Individual LP due to death or Disability (as defined in the Partnership Agreements), the Service Condition shall, subject to satisfaction of the release condition described in Section 4 of this Exhibit A, be waived; provided, however, that the Restricted Shares which had not previously satisfied the Service Condition (without regard to the waiver contemplated herein) may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered until the previously scheduled Vesting Date(s).

3. Change of Control. If the Participant is subject to a Withdrawal without Cause within twelve (12) months following a Change of Control (as such term is defined in the Partnership Agreements), the Service Condition shall, subject to satisfaction of the release condition described in Section 4 of this Exhibit A, be deemed to be satisfied with respect to the Restricted Shares and such shares will not be subject to the transfer restrictions as contemplated in Section 2(b) of this Exhibit A.

4. Continued Compliance with Restrictive Covenants; Release. As a condition precedent to the vesting of any of the Restricted Shares permitted under the terms of this Award Agreement, the Plan, or the Partner Agreement, as applicable, after the Participant ceases to be an Active Individual LP (other than due to death), the Participant must: (x) execute a general release agreement in compliance with Section 8.3(g) of the Limited Partnership Agreement, and such general release must become effective as provided therein, and (y) continue to comply with all applicable restrictive covenants to which the Participant is subject, whether contained in the Limited Partnership Agreement, the Partner Agreement or otherwise.